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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              Carrols Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                      16-0958146
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(State of Incorporation or Organization)                 (I.R.S. Employer
                                                        Identification No.)

  968 James Street, Syracuse, New York                        13203
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(Address of Principal Executive Offices)                    (Zip Code)

If this form relates to the                 If this form relates to the
registration of a class of debt             registration of a class of debt
securities and is effective upon            securities and is to become
filing pursuant to General                  effective simultaneously with the
Instruction A(c)(1) please check            effectiveness of a concurrent
the following box.  [ ]                     registration statement under the
                                            Securities Act of 1933 pursuant to
                                            General Instruction A(c)(2) please
                                            check the following box.  [X]

        Securities to be registered pursuant to Section 12(b) of the Act:

  Title of Each Class                          Name of Each Exchange on Which
  to be so Registered                          Each Class is to be Registered
  -------------------                         -------------------------------
       None

        Securities to be registered pursuant to Section 12(g) of the Act:

                    9 1/2 Senior Subordinated Notes due 2008
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                                (Title of Class)

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Item 1.    Description of Registrant's Securities to be Registered

           The securities of Carrols Corporation (the "Registrant") to be registered hereunder are 9 1/2% Senior Subordinated Notes due 2008 (collectively, the "Notes").

           Reference is made to the description of the Notes to be registered hereby contained on pages 75 through 101 of the Prospectus contained in the Registrant's Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission on February 2, 1999, as amended on March 24, 1999.
           (File No. 333-71593).

Item 2.    Exhibits

Exhibit 4.1 Form of 9 1/2% Senior Subordinated Note due 2008 (incorporated by reference to the Registration Statement).

Exhibit 4.2 Indenture, dated as of November 24, 1998, between Carrols Corporation, the Guarantors named therein and IBJ Schroder Bank & Trust Company, as Trustee (incorporated by reference to the Registration Statement).

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       CARROLS CORPORATION

                                            By: /s/  Joseph A. Zirkman
                                                --------------------------------
                                                Joseph A. Zirkman
                                                Vice President, Secretary
                                                and General Counsel
Dated: March 25, 1999